Exhibit 99.2

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES

EQUITY IS FULLY DEPLOYED INTO AGENCY MORTGAGE ASSETS

VERO BEACH, FL - - July 23, 2010 - - ARMOUR Residential REIT, Inc. (NYSE/Amex: ARR and ARR/WS) (“ARMOUR” or the “Company”) today announced that proceeds from its recent equity capital raise have been fully deployed into Agency mortgage assets. Details of the Company’s assets, liabilities and hedges may be viewed in a presentation located on the ARMOUR REIT website at www.armourreit.com and has also been filed as an 8-K with the Securities and Exchange Commission.

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Portfolio and Balance Sheet Highlights

–    ARMOUR is 100% invested as of July 22, 2010.

–    ARMOUR has an Agency mortgage portfolio valued at $510 million.

–    Gross asset duration is currently estimated at 1.88.

–    Net balance sheet duration is currently estimated at 0.61.

–    REPO borrowings total $476 million.

–    Eurodollar Futures to replicate swaps total $185 million (40% of non-true ARMS).

–    Cash on hand & short term principal & interest receivables: $18 million.

–    Unpledged Agency mortgage assets on the balance sheet total $7 million.

–    ARMOUR currently has 7,414,054 shares outstanding.

–    Estimated book value per share as of June 30, 2010 is $7.33.

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Dividend and Earnings Update

–    ARMOUR anticipates announcing the Q3 2010 dividend in mid-September 2010.

–    ARMOUR anticipates paying the Q3 2010 dividend in the last week of October 2010.

–    ARMOUR anticipates filing its Form 10-Q with the SEC for the second quarter 2010 prior to August 16, 2010.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation focused on investing in Agency residential mortgage-backed securities. ARMOUR’s residential mortgage backed securities portfolio consists of hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by the following U.S. Government-chartered entities: the Federal National Mortgage Association (more commonly known as Fannie Mae), the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac) and the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae).

ARMOUR is externally managed and advised by ARMOUR RESIDENTIAL MANAGEMENT LLC, an entity affiliated with our executive officers. ARMOUR intends to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forwardlooking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the company at the SEC's Internet site at http://www.sec.gov/, www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 956 Beachland Blvd., Suite #11, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340